UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 90549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Advaxis, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Advaxis, Inc.
9 Deer Park Drive, Suite K-1
Monmouth Junction, NJ 08852

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2021 Annual Meeting of Stockholders of Advaxis, Inc. will be held on June 3, 2021, at 10:00 a.m., Eastern Time and will be held for the purpose of considering and voting upon the following proposals:

1.	To elect six members to our Board of Directors to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, subject to their earlier resignation or removal.

2.	To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended to date, the “Charter”) to increase the number of authorized shares of common stock, $0.001 par value per share from 170,000,000 shares to 300,000,000 shares.

3.	To approve an amendment to the Charter to effect a reverse stock split of our common stock at a ratio determined by the Board of Directors within a range of one-for-five to one-for-fifteen, without reducing the authorized number of shares of our common stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the 2021 Annual Meeting of Stockholders without further approval or authorization of our stockholders.

4.	To approve an amendment to our 2015 Incentive Plan (the “2015 Incentive Plan”) to increase the existing per-participant annual award limitations included therein.

5.	To ratify and approve the prior amendment to the Company’s 2015 Incentive Plan, which was adopted following the 2020 Annual Meeting of Stockholders, to increase the total number of shares of common stock authorized for issuance thereunder from 877,744 shares to 6,000,000 shares.

6.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2021, which we refer to as fiscal 2021.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our Proxy Statement, Form 10-K/A and annual report to stockholders for the fiscal year ended October 31, 2020 can also be viewed online by following the instructions listed on our proxy card.

Due to concerns relating to the coronavirus (COVID-19) pandemic, and to support the health and well-being of our employees and shareholders, the 2021 Annual Meeting of Stockholders will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/adxs2021. There will not be an option to attend the meeting in person.

Holders of record of the Company’s common stock at the close of business on April 15, 2021 are entitled to receive notice of, and to vote at, the Annual Meeting. The date of mailing of this Notice of our 2021 Annual Meeting of Stockholders and the accompanying Proxy Statement and materials is expected to be on or about April   . 2021.

Important Notice Regarding the Availability of Proxy Materials

for our Annual Meeting of Stockholders to be held on JUNE 3, 2021.

All stockholders are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend the meeting virtually, we hope you will vote as soon as possible by following the instructions on your proxy card.

By Order of the Board of Directors,

/s/ Kenneth A. Berlin
Kenneth A. Berlin
President and Chief Executive Officer, Interim Chief Financial Officer

April   , 2021

Princeton, New Jersey

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION
DATED APRIL 2, 2021

Advaxis, Inc.
9 Deer Park Drive, Suite K-1
Monmouth Junction, NJ 08852

Our Board is providing these proxy materials to the owners of shares of common stock of Advaxis, Inc. (the “Company,” “our,” “we,” or “Advaxis”) as of April 15, 2021, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April    , 2021, we intend to mail this proxy statement and the accompanying proxy card, together with the Company’s annual report for the fiscal year ended October 31, 2020, to each stockholder entitled to vote at the Annual Meeting.

Our Form 10-K/A for the fiscal year ended October 31, 2020, as well as this proxy statement, will be available through the Securities and Exchange Commission’s EDGAR system at http://www.sec.gov.

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QUESTIONS AND ANSWERS

Why am I receiving these materials?

We sent this proxy statement and the enclosed proxy card because the our Board is soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement thereof. The Annual Meeting will be held on June 3, 2021 at virtually via live webcast at www.virtualshareholdermeeting.com/adxs2021. You are invited to virtually attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to virtually attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, as discussed below.

When is the Annual Meeting?

The Annual Meeting will be held at 10:00 a.m., Eastern Time, on June 3, 2021.

Where will the Annual Meeting be held?

Due to concerns relating to the coronavirus (COVID-19) pandemic, and to support the health and well-being of our employees and shareholders, the 2021 Annual Meeting of Stockholders will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/adxs2021. There will not be an option to attend the meeting in person.

What items will be voted on at the Annual Meeting?

There are six matters scheduled for a vote:

1.	To elect six members to our Board to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, subject to their earlier resignation or removal (the “Director Election Proposal”).

2.	To approve an amendment to our Amended and Restated Certificate of Incorporation (the “Charter’) to increase the number of authorized shares of common stock, $0.001 par value per share from 170,000,000 shares to 300,000,000 shares (the “Authorized Shares Proposal”).

3.	To approve an amendment to the Charter to effect a reverse stock split of our common stock at a ratio determined by the Board of Directors within a range of one-to-five to one-for-fifteen, without reducing the authorized number of shares of our common stock, to be effected in the sole discretion of the Board at any time within one year of the date of the 2021 Annual Meeting of Stockholders without further approval or authorization of our stockholders (the “Stock Split Proposal”).

4.	To approve an amendment to our 2015 Incentive Plan (the “2015 Incentive Plan”) to increase to increase the existing per-participant annual award limitations included therein (the “Annual Award Limit Proposal”).

5.	To ratify and approve the prior amendment to the Company’s 2015 Incentive Plan, which was adopted following the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), to increase the total number of shares of common stock authorized for issuance thereunder from 877,744 shares to 6,000,000 shares (the “Plan Ratification Proposal”).

6.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2021, which we refer to as fiscal 2021 (the “Auditor Ratification Proposal”).

As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

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What are the Board of Directors’ recommendations?

Our Board recommends that you vote:

●	“FOR” the election of each of the director nominees named in the Director Election Proposal;

●	“FOR” the Authorized Shares Proposal;

●	“FOR” the Stock Split Proposal;

●	“FOR” the Annual Award Limit Proposal;

●	“FOR” the Plan Ratification Proposal; and

●	“FOR” the Auditor Ratification Proposal

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2021, which we refer to as the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had              shares of common stock outstanding. Each share of common stock entitles its holder to one vote on each matter presented for a vote at the Annual Meeting.

●	Stockholders of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by following the instructions located at www.virtualshareholdermeeting.com/adxs2021 or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, to ensure your vote is counted.

●	Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, custodian or other nominee.

What constitutes a quorum at the Annual Meeting?

In accordance with Delaware law and our Second Amended and Restated By-Laws (the “By-Laws”), the presence at the Annual Meeting, by proxy or in person, of the holders of at least one-third of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority in voting interest of the stockholders present or represented by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

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What is a proxy?

A proxy is a person you appoint to vote your shares of our common stock on your behalf. If you are unable to attend the Annual Meeting, our Board is seeking your appointment of a proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Kenneth A. Berlin (our President and Chief Executive Officer and Interim Chief Financial Officer) as your proxy. Mr. Berlin may act on your behalf and has the authority to appoint a substitute to act as your proxy.

How do I vote?

Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

●	By Internet — If you have Internet access, you may authorize your proxy from any location in the world as directed on the proxy card, or if applicable, the voting instruction card sent to you by your broker or nominee.

●	By Telephone — If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

●	By Mail — You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Can I change my vote after I return my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy bearing a later date;

●	You may send a written notice that you are revoking your proxy to Advaxis, Inc. at 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852, Attention: Igor Gitelman, VP of Finance and Chief Accounting Officer (so long as we receive such notice no later than the close of business on the day before the Annual Meeting); or

●	You may attend the Annual Meeting and properly vote using the instructions posted at www.virtualshareholdermeeting.com/adxs2021. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee for revoking your proxy.

What if I sign and return my proxy but do not provide voting instructions?

Proxy cards or voting instruction cards that are signed, dated and returned but do not contain voting instructions will be voted:

●	“FOR” the election of each of the director nominees named in the Director Election Proposal;

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●	“FOR” the Authorized Shares Proposal;

●	“FOR” the Stock Split Proposal;

●	“FOR” the Annual Award Limit Proposal;

●	“FOR” the Plan Ratification Proposal; and

●	“FOR” the Auditor Ratification Proposal.

How are votes counted?

Before the Annual Meeting, our Board will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate the votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the applicable New York Stock Exchange, Nasdaq Stock Exchange (“Nasdaq”) and SEC rules, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Under these applicable rules, the Authorized Shares Proposal, Stock Split Proposal and the Auditor Ratification Proposal are considered “routine” matters. Brokers that hold your shares therefore have discretionary authority to vote your shares without receiving instructions from you on these matters, but not with respect to the other matters expected to be voted on at the Annual Meeting.

How many votes are needed to approve each proposal?

●	Director Election Proposal: To be elected under the Director Election Proposal, each director must receive “FOR” votes from a majority of the votes cast by stockholders with respect to that director’s election. A director who fails to receive a majority of “FOR” votes will be required to tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee will then assess whether there is a significant reason for such director to remain on our Board and will make a recommendation to our Board regarding that director’s resignation. If a quorum is present, broker non-votes will not affect the outcome of the vote on the Director Election Proposal, while abstentions will have the same practical effect as a vote “AGAINST” the applicable nominee under the Director Election Proposal.

●	Authorized Shares Proposal: To be approved, the Authorized Shares Proposal must receive “FOR” votes from a majority of the shares entitled to vote thereon. Abstentions will have the same practical effect as a vote “AGAINST” the Authorized Shares Proposal. Broker discretionary voting is permitted with respect to the Authorized Shares Proposal.

●	Stock Split Proposal: To be approved, the Stock Split Proposal must receive “FOR” votes from a majority of the shares entitled to vote thereon. Abstentions will have the same practical effect as a vote “AGAINST” the Stock Split Proposal. Broker discretionary voting is permitted with respect to the Stock Split Proposal.

●	Annual Award Limit Proposal: To be approved, Annual Award Limit Proposal must receive “FOR” votes from a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. If a quorum is present, broker non-votes will not affect the outcome of the vote on the Annual Award Limit Proposal, while abstentions will have the same practical effect as a vote “AGAINST” the Annual Award Limit Proposal.

●	Plan Ratification Proposal: To be approved, the Plan Ratification Proposal must receive “FOR” votes from a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. If a quorum is present, broker non-votes will not affect the outcome of the vote on the Plan Ratification Proposal, while abstentions will have the same practical effect as a vote “AGAINST” the Plan Ratification Proposal.

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●	Auditor Ratification Proposal: To be approved, the Auditor Ratification Proposal must receive “FOR” votes from a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Abstentions will have the same practical effect as a vote “AGAINST” the Auditor Ratification Proposal. Broker discretionary voting is permitted with respect to the Auditor Ratification Proposal.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC, within four business days after the Annual Meeting.

How do I obtain a list of the Company’s stockholders?

A list of our stockholders as of the Record Date will be made available for virtual inspection upon request during normal business hours during the 10-day period prior to the Annual Meeting. To request a list of our stockholders as of the Record Date, please contact Igor Gitelman, our VP of Finance and Chief Accounting Officer, by telephone: 917-940-5651.

Who will solicit proxies on behalf of the Board?

Our Board is asking you to give your proxy to Kenneth A. Berlin, President and Chief Executive Officer and Interim Chief Financial Officer. Giving your proxy to Mr. Berlin means that you authorize Mr. Berlin, or his duly appointed substitute, to vote your shares at the Annual Meeting in accordance with your instructions. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, then the shares will be voted in accordance with the Board’s recommendations.

Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors and certain executive officers or employees of the Company. Additionally, the Company has retained Morrow Sodali LLC, a proxy solicitation firm, to assist in the solicitation of proxies. Morrow Sodali LLC may solicit proxies on the Board’s behalf.

Who is paying for this proxy solicitation?

We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that any brokers, trustees and other nominees who hold shares in their names furnish our proxy materials to the beneficial owners of the shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules. We will pay Morrow Sodali LLC a fee not to exceed $8,000 plus costs and expenses.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact Igor Gitelman, our VP of Finance and Chief Accounting Officer, by mail at Advaxis, Inc., 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852, or by telephone: 917-940-5651.

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DIRECTOR ELECTION PROPOSAL

Election of Directors

Our By-Laws provide that the number of directors is to be no less than one and no more than nine and shall be fixed by action of the directors. Currently, our Board of Directors consists of six members. Each director will hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal. For information regarding the independence of our directors, see “Corporate Governance Matters — Director Independence” elsewhere in this Proxy Statement.

Unless otherwise instructed, the persons named in the proxy will vote to elect the six nominees named below as directors. Although the Board does not contemplate that any of the nominees will be unavailable to serve as a director, should any unexpected vacancies occur, the enclosed proxy will be voted for such substituted nominees, if any, as may be designated by the Board. In no event will the proxy be voted for more than six directors.

Information about the Nominees for Director

The following nominees have been recommended by our Board. Each of the nominees is one of our current directors.:

Name	Age	Position
Dr. David Sidransky	60	Chairman of our Board of Directors
Dr. James P. Patton	63	Vice Chairman of our Board of Directors
Roni A. Appel	54	Director
Kenneth Berlin	56	President and Chief Executive Officer, Interim Chief Financial Officer, Director
Richard J. Berman	78	Director
Dr. Samir Khleif	57	Director

Current Directors

Dr. David Sidransky. Dr. Sidransky currently serves as the Chairman of our Board of Directors and has served as a member of our Board of Directors since July 2013. He is a renowned oncologist and research scientist named and profiled by TIME magazine in 2001 as one of the top physicians and scientists in America, recognized for his work with early detection of cancer. Since 1994, Dr. Sidransky has been the Director of the Head and Neck Cancer Research Division and Professor of Oncology, Otolaryngology, Genetics, and Pathology at Johns Hopkins University School of Medicine. He has served as Chairman or Lead of the Board of Directors of Champions Oncology since October 2007 and was a director and Vice-Chairman of ImClone Systems until its merger with Eli Lilly Inc. He is the Chairman of Tamir Biotechnology and Ayala and serves on the Board of Directors of Galmed and Orgenesis. He has served on scientific advisory boards of MedImmune, Roche, Amgen, and Veridex, LLC (a Johnson & Johnson diagnostic company), among others. Dr. Sidransky served as Director (2005-2008) of the American Association for Cancer Research (AACR). He earned his B.S. from Brandeis University and his Medical Doctorate from Baylor College of Medicine. Dr. Sidransky’s experience in life science companies, as well as his scientific knowledge, qualify him to service as our director and non-executive chairman.

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Dr. James P. Patton. Dr. Patton currently serves as the Vice Chairman of our Board of Directors, has served as the Chairman of our Board and has been a member of our Board of Directors since February 2002. Furthermore, Dr. Patton was the Chairman of our Board of Directors from November 2004 until December 2005, as well as a period from July 2013 until May 2015, and was our Chief Executive Officer from February 2002 to November 2002. Since February 1999, Dr. Patton has been the Vice President of Millennium Oncology Management, Inc., which is a consulting company in the field of oncology services delivery. Dr. Patton was a trustee of Dundee Wealth US, a mutual fund family, from October 2006 through September 2014. He is a founder and has been chairman of VAL Health, LLC, a health care consultancy, from 2011 to the present. In addition, he was President of Comprehensive Oncology Care, LLC, a company that owned and operated a cancer treatment facility in Exton, Pennsylvania from 1999 until its sale in 2008. From February 1999 to September 2003, Dr. Patton also served as a consultant to LibertyView Equity Partners SBIC, LP, a venture capital fund based in Jersey City, New Jersey. From July 2000 to December 2002, Dr. Patton served as a director of Pinpoint Data Corp. From February 2000 to November 2000, Dr. Patton served as a director of Healthware Solutions. From June 2000 to June 2003, Dr. Patton served as a director of LifeStar Response. He earned his B.S. from the University of Michigan, his Medical Doctorate from Medical College of Pennsylvania, and his M.B.A. from Penn’s Wharton School. Dr. Patton was also a Robert Wood Johnson Foundation Clinical Scholar. He has published papers regarding scientific research in human genetics, diagnostic test performance and medical economic analysis. Dr. Patton’s experience as a trustee and consultant to funds that invest in life science companies provide him with the perspective from which we benefit. Additionally, Dr. Patton’s medical experience and service as a principal and director of other life science companies make Dr. Patton particularly qualified to serve as our director and non-executive vice chairman.

Roni A. Appel. Mr. Appel has served as a member of our Board of Directors since November 2004. He was our President and Chief Executive Officer from January 1, 2006 until December 2006 and Secretary and Chief Financial Officer from November 2004 to September 2006. From December 15, 2006 to December 2007, Mr. Appel served as a consultant to us. Mr. Appel currently is a self-employed consultant and the Co-Founder and President of Spirify Pharma Inc. Previously, he served as Chief Executive Officer of Anima Biotech Inc., from 2008 through January 31, 2013. From 1999 to 2004, he was a partner and managing director of LV Equity Partners (f/k/a LibertyView Equity Partners). From 1998 until 1999, he was a director of business development at Americana Financial Services, Inc. From 1994 to 1996, he worked as an attorney. Mr. Appel holds an M.B.A from Columbia University (1998) and an LL.B. from Haifa University (1994). Mr. Appel’s longstanding service with us and his entrepreneurial investment career in early stage biotech businesses qualify him to serve as our director.

Kenneth Berlin. Mr. Berlin has served as our President and Chief Executive Officer and a member of our Board of Directors since April 2018. Mr. Berlin has served as our Interim Chief Financial Officer since September 2020. Prior to joining Advaxis, Mr. Berlin served as President and Chief Executive Officer of Rosetta Genomics from November 2009 until April 2018. Prior to Rosetta Genomics, Mr. Berlin was Worldwide General Manager at cellular and molecular cancer diagnostics developer Veridex, LLC, a Johnson & Johnson company. At Veridex he grew the organization to over 100 employees, launched three cancer diagnostic products, led the acquisition of its cellular diagnostics partner, and delivered significant growth in sales as Veridex transitioned from an R&D entity to a commercial provider of oncology diagnostic products and services. Mr. Berlin joined Johnson & Johnson in 1994 and served as corporate counsel for six years. From 2001 until 2004 he served as Vice President, Licensing and New Business Development in the pharmaceuticals group, and from 2004 until 2007 served as Worldwide Vice President, Franchise Development, Ortho-Clinical Diagnostics. Mr. Berlin holds an A.B. degree from Princeton University and a J.D. from the University of California Los Angeles School of Law. Mr. Berlin’s experience in life science companies, as well as his business experience in general qualify him to service as our director.

Richard J. Berman. Mr. Berman has served as a member of our Board of Directors since September 1, 2005. Richard Berman’s business career spans over 35 years of venture capital, senior management and merger and acquisitions experience. In the past 5 years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies. From 2006-2011, he was Chairman of National Investment Managers, a company with $12 billion in pension administration assets. Mr. Berman currently serves as a director of four public healthcare companies Cryoport Inc., Advaxis, Inc., BioVie, Inc. and BriaCell Therapeutics. Recently, he became a director of Comsovereign Holding Corp, a leader in the drone market. From 2002 to 2010, he was a director at Nexmed Inc. (now Apricus Biosciences, Inc.) where he also served as Chairman/CEO in 2008 and 2009. From 1998-2000, he was employed by Internet Commerce Corporation (now Easylink Services) as Chairman and CEO and served as director from 1998-2012. Previously, Mr. Berman worked at Goldman Sachs, was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments, created the largest battery company in the world in the 1980s by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE), helped to create what is now Soho (NYC) by developing five buildings, and advised on over $4 billion of M&A transactions (completed over 300 deals). He is a past Director of the Stern School of Business of NYU where he obtained his B.S. and M.B.A. He also has US and foreign law degrees from Boston College and The Hague Academy of International Law, respectively. Mr. Berman’s extensive knowledge of our industry, his role in the governance of publicly held companies and his directorships in other life science companies qualify him to serve as our director.

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Dr. Samir Khleif. Dr. Khleif has served as a member of our Board of Directors since October 2014. He currently serves as the Director of the State of Georgia Cancer Center, Georgia Regents University Cancer Center and the Cancer Service Line. Dr. Khleif was formerly Chief of the Cancer Vaccine Section at the NCI, and also served as a Special Assistant to the Commissioner of the FDA leading the Critical Path Initiative for oncology. Dr. Khleif is a Georgia Research Alliance Distinguished Cancer Scientist and Clinician and holds a professorship in Medicine, Biochemistry and Molecular Biology, and Graduate Studies at Georgia Regents University. Dr. Khleif’s research program at Georgia Regents University Cancer Center focuses on understanding the mechanisms of cancer-induced immune suppression, and utilizing this knowledge for the development of novel immune therapeutics and vaccines against cancer. His research group designed and performed some of the first cancer vaccine clinical trials targeting specific genetic changes in cancer cells. He led many national efforts and committees on the development of biomarkers and integration of biomarkers in clinical trials, including the AACR-NCI-FDA Cancer Biomarker Collaborative and the ASCO Alternative Clinical Trial Design. Dr. Khleif is the author of many book chapters and scientific articles on tumor immunology and biomarkers process development, and he is the editor for two textbooks on cancer therapeutics, tumor immunology, and cancer vaccines. Dr. Khleif was inducted into the American Society for Clinical Investigation, received the National Cancer Institute’s Director Golden Star Award, the National Institutes of Health Award for Merit, the Commendation Medal of the US Public Health Service, and he was recently appointed to the Institute of Medicine National Cancer Policy Forum. Dr. Khleif’s distinguished career as well as his extensive expertise in vaccines and immunotherapies qualify him to serve as our director.

Director Independence

Each of our incumbent non-employee directors is independent in accordance with the definition set forth in the Nasdaq rules. Each nominated member of each of our Board committees is an independent director under the Nasdaq standards applicable to such committees. The Board considered the information included in transactions with related parties as outlined below along with other information the Board considered relevant, when considering the independence of each director.

Board Meetings and Committee Meetings; Attendance

All directors who served as directors at the time attended our 2020 Annual Meeting of Stockholders. Directors are expected, but not required, to attend the annual meeting of stockholders. We will encourage, but will not require, our directors to attend the Annual Meeting. Each director attended at least seventy-five percent (75%) of the aggregate of: (1) the total number of Board meetings; and (2) the total number of meetings of the committee(s) of which he was a member, if any. Our Board holds meetings at least quarterly. Our Board held 15 meetings during fiscal year 2020, 4 of which were regularly scheduled and 11 were special meetings.

Board Committees

Presently, the Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Research and Development Committee. Each of the standing committees is comprised solely of independent directors.

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The table below describes the Board’s committee membership during fiscal 2020:

Audit Committee

The Audit Committee of our Board of Directors is currently composed of Mr. Berman (Chairman), Mr. Appel and Dr. Patton, all of whom satisfy the independence and other standards for Audit Committee members under the Nasdaq rules and the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for recommending the engagement of auditors to the full Board, reviewing the results of the audit engagement with the independent registered public accounting firm, reviewing the quality and integrity of our financial statements in consultation with our independent accountants, and suggesting an appropriate course of action for any irregularities, reviewing the adequacy, scope, and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, as well as the nature and scope of our relationship with our independent registered public accounting firm, and reviewing the auditors’ fees. For fiscal year 2020, Mr. Berman served as the Audit Committee’s financial expert as defined under Item 407 of Regulation S-K. The Audit Committee held six meetings during the most recent fiscal year.

The Audit Committee operates under a written Audit Committee Charter, which is available to stockholders on our website at http://www.advaxis.com/corporate-governance/governance-overview.

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Compensation Committee

The Compensation Committee of our Board of Directors currently consists of Mr. Berman, and Drs. Khleif and Sidransky (Chairman). The Compensation Committee determines the salaries, bonuses, and incentive and equity compensation of our officers subject to applicable employment agreements, provides recommendations for the salaries and incentive compensation of our other employees and consultants, and reviews and oversees our compensation programs and policies generally. For executives other than the Chief Executive Officer, the Compensation Committee receives and considers performance evaluations and compensation recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The agenda for meetings of the Compensation Committee is usually determined by its Chairman, with the assistance of the Company’s Chief Executive Officer. The Compensation Committee conducts at least five regularly scheduled meetings each year, which are regularly attended by the Chief Executive Officer. The Compensation Committee engaged AON Consulting, a compensation consultant, in September 2020, to perform a compensation program review and market analysis, as well as provide recommendations regarding adjustments to executive officer base salaries, target bonus opportunities and long-term equity incentives. The Compensation Committee held six meetings during the 2020 fiscal year.

The Compensation Committee operates under a written Compensation Committee Charter, which is available to stockholders on our website at https://www.advaxis.com/corporate-governance/governance-overview.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors currently consists of Drs. Patton (Chairman), Appel and Sidransky. The functions of the Nominating and Corporate Governance Committee include identifying and recommending to the Board individuals qualified to serve as members of the Board and on the committees of the Board, advising the Board with respect to matters of board composition, procedures and committees, developing and recommending to the Board a set of corporate governance principles applicable to us and overseeing corporate governance matters generally including review of possible conflicts and transactions with persons affiliated with directors or members of management, and overseeing the annual evaluation of the Board and our management. The Nominating and Governance Committees held three meetings during the 2020 fiscal year.

The Nominating and Corporate Governance Committee operates under a written Nominating and Corporate Governance Committee Charter, which is available to stockholders on our website at https://www.advaxis.com/corporate-governance/governance-overview.

Nominating and Corporate Governance Committee will consider director candidates recommended by eligible stockholders. Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Nominating and Corporate Governance Committee, Attention: Chairman, Advaxis, Inc., 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852. Any recommendations for director made to the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for membership on our Board and must include the information required pursuant to the By-Laws with respect to the nominating stockholder and the director nominee.

The Company must receive the written nomination for an annual meeting not less than 90 days and not more than 120 days prior to the first anniversary of the previous year’s annual meeting of stockholders, or, if no annual meeting was held the previous year or the date of the annual meeting is advanced more than 30 days before or delayed more than 60 days after the anniversary date, we must receive the written nomination not later than the later of 90 days prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is made by the Company.

The Nominating and Corporate Governance Committee expects, as minimum qualifications, that nominees to our Board of Directors (including incumbent directors) will enhance our Board of Director’s management, finance and/or scientific expertise, will not have a conflict of interest and will have a high ethical standard. A director nominee’s knowledge and/or experience in areas such as, but not limited to, the medical, biotechnology, or life sciences industry, equity and debt capital markets and financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our Board of Directors and the needs of our Board of Directors as a whole. Other characteristics, including but not limited to, the director nominee’s material relationships with us, time availability, service on other boards of directors and their committees, or any other characteristics that may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee shall be reviewed for purposes of determining a director nominee’s qualification.

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Candidates for director nominees are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

In identifying candidates for membership on the Board, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate and will seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors will consider, among other factors, diversity with respect to viewpoints, skills, experience and other demographics. In February 2020, the Nominating and Corporate Governance Committee instituted a policy whereby diversity, including diversity of gender, origin and background, became a key consideration when identifying candidates for membership on the Board. The Nominating and Corporate Governance Committee also may consider the extent to which the candidate would fill a present need on the Board.

Research and Development Committee

The Research and Development Committee was established in August 2013 with the purpose of providing advice and guidance to the Board on scientific and medical matters and development. The Research and Development Committee currently consists of Drs. Sidransky, Khleif (Chairman) and Patton. The functions of the Research and Development Committee include providing advice and guidance to the Board on scientific matters and providing advice and guidance to the Board on medical matters. The Research and Development Committee held did not hold any meetings during the 2020 fiscal year.

Board Leadership Structure

On May 27, 2015, David Sidransky was appointed Chairman and continues to serve as Chairman. Dr. Sidransky’s experience in life science companies, as well as his scientific knowledge, his history with our Company and his own history of innovation and strategic thinking, qualify him to serve as our Chairman. Additionally, on April 23, 2018, Kenneth Berlin was appointed President and Chief Executive Officer and named a member of the Board of Directors. Mr. Berlin’s knowledge of industry standards and his experience in industry operations, and his leadership experience complements Dr. Sidransky’s scientific knowledge.

While we do not have a formal policy regarding the separation of our principal executive officer and chairman of our Board, we believe the current structure is in the best interest of the Company at this time. Further, this structure demonstrates to our employees, customers and stockholders that we are under strong leadership, with multiple skills and sets the tone for managing our operations. This leadership structure promotes strategic development and execution, timely decision-making and effective management of our resources. We believe that we are well-served by this structure.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees, senior management and Board, including the Chief Executive Officer and Chief Accounting Officer. The Code of Business Conduct and Ethics is available on our website at http://www.advaxis.com/corporate-governance/governance-overview.

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Risk Oversight

The Board has an active role in overseeing our risk management and is responsible for discussing with management and the independent auditors our major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. The Board regularly engages in discussions of the most significant risks that we are facing and how those risks are being managed. The Board believes that its work and the work of the Chairman and the principal executive officer, enables the Board to effectively oversee our risk management function.

Stockholder Communications to the Board

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by writing to the following address:

Advaxis, Inc.
9 Deer Park Drive, Suite K-1
Monmouth Junction, NJ 08852
Attn: Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We generally will not forward to the directors a stockholder communication that we determine to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about us.

Compensation Committee Interlocks and Insider Participation

Currently, the Compensation Committee consists of Mr. Berman and Drs. Khleif and Sidransky. No member of the Compensation Committee was an officer or employee of the Company during the last fiscal year, or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Certain Relationships and Related Transactions

Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all transactions that we enter will meet this policy standard at the time they occur. Presently, we have no such related party transactions.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock by (a) each person who is known to us to be the owner of more than five percent (5%) of our common stock, (b) each of our directors, (c) each of the named executive officers, and (d) all directors and executive officers and executive employees as a group. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares that such person has the right to acquire within 60 days of March 29, 2021. The percentage of ownership is based on 120,382,668 shares outstanding as of March 29, 2021. Unless otherwise indicated by footnote, the address for each of the beneficial owners set forth in the table below is c/o Advaxis, Inc., 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852.

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Name of Beneficial Owner	Total # of Shares Beneficially Owned	Percentage of Ownership
Kenneth Berlin (1)	124,777	*	%
Igor Gitelman (2)	-	*	%
David Sidransky (3)	25,021	*	%
Roni Appel (4)	29,170	*	%
Richard Berman (5)	20,623	*	%
Samir Khleif (6)	24,084	*	%
James Patton (7)	36,389	*	%
Andres Gutierrez (8)	50,973	*	%
All Current Directors and Officers as a Group (8 People) (9)	305,481	*	%
Molly Henderson (10)	5,833	*	%
Renaissance Technologies LLC (11)	6,069,343	5.04%

*Less than 1%

(1) Represents 16,111 issued shares of our Common Stock, 5,555 restricted stock units that vest within 60 days, and options to purchase 103,111 shares of our Common Stock exercisable within 60 days.

(2) Mr. Gitelman’s options are not exercisable within 60 days.

(3) Represents 7,355 issued shares of our Common Stock and options to purchase 17,666 shares of our Common Stock exercisable within 60 days.

(4) Represents 10,476 issued shares of our Common Stock, options to purchase 16,805 shares of our Common Stock exercisable within 60 days and warrants to purchase 1,889 shares of our Common Stock exercisable within 60 days.

(5) Represents 3,711 issued shares of our Common Stock and options to purchase 16,912 shares of our Common Stock exercisable within 60 days.

(6) Represents 4,639 issued shares of our Common Stock and options to purchase 19,445 shares of our Common Stock exercisable within 60 days.

(7) Represents 19,117 issued shares of our Common Stock and options to purchase 17,272 shares of our Common Stock exercisable within 60 days.

(8) Represents 3,750 issued shares of our Common Stock and options to purchase 47,223 shares of our Common Stock exercisable within 60 days.

(9) Represents 70,715 issued shares of our Common Stock and options to purchase 238,434 shares of our Common Stock exercisable within 60 days and warrants to purchase 1,889 shares of our Common Stock exercisable within 60 days.

(10) Represents 5,833 issued shares of our Common Stock. Ms. Henderson resigned as the Company’s Chief Financial Officer effective September 25, 2020.

(11) Represents 6,069,343 issued shares of our Common Stock. The address for Renaissance Technologies LLC is 800 Third Avenue, New York, New York 10022. Information is derived in part from Schedule 13G/A filed on February 11, 2021.

Non-Employee Director Compensation

For fiscal year 2020, non-employee directors received an annual cash retainer of $50,000 for Board services, and the Chairman of the Board and the Vice Chairman of the Board received larger annual cash retainers of $80,000 and $65,000, respectively. Non-employee directors received additional annual retainers for serving on Board committees, as follows: $15,000 for Audit Committee Chair; $15,000 for Compensation Committee Chair; $7,500 for Audit Committee member; $7,500 for Compensation Committee member; $10,000 for Nominating and Corporate Governance Chair; $10,000 for Research and Development Chair; $5,000 for Nominating and Corporate Governance member; $5,000 for Research and Development member. On May 4, 2020, each non-employee director was granted 13,000 stock options. Of these options, one-third vest on May 4, 2021, one-third vest on May 4, 2022, and the final third will vest on May 4, 2023. The Compensation Committee annually reviews and makes recommendations to the Board regarding compensation and benefits for non-employee directors. As part of its annual review, the Compensation Committee regularly engages an independent compensation consultant to provide competitive market data and advice regarding non-employee director compensation.

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The table below summarizes the compensation that was earned by our non-employee directors for fiscal year 2020:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Dr. David Sidransky	105,000	6,760	111,760
Dr. James Patton	87,500	6,760	94,260
Roni A. Appel	62,500	6,760	69,260
Richard J. Berman	72,500	6,760	79,260
Dr. Samir N. Khleif	67,500	6,760	74,260

(1)	Represents the annual retainers paid in cash for director services in fiscal year 2020.

(2)	Reflects the aggregate grant date fair value of stock options determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of the stock options are set forth in Note 7 to the Company’s financial statements.

Vote Required

To be elected under the Director Election Proposal, a director must receive “FOR” votes from a majority of the votes cast by stockholders with respect to that director’s election. A director who fails to receive a majority of “FOR” votes will be required to tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee will then assess whether there is a significant reason for such director to remain on our Board, and will make a recommendation to our Board regarding that director’s resignation. If a quorum is present, broker non-votes will not affect the outcome of the vote on the Director Election Proposal, while abstentions will have the same practical effect as a vote “AGAINST” the applicable nominee under the Director Election Proposal.

The Board of Directors unanimously recommends a vote “FOR” each of the director nominees under the Director Election Proposal.

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AUTHORIZED SHARES PROPOSAL

Approval of an Amendment to the Charter to increase the number of authorized shares of common stock, $0.001 par value per share from 170,000,000 shares to 300,000,000 shares

Overview

Our Board has approved an amendment to our Charter, subject to stockholder approval, to increase the number of authorized shares of common stock from 170,000,000 shares to 300,000,000 shares, and recommends unanimously that our stockholders approve the Authorized Shares Proposal. The text of the proposed amendment is attached hereto as Appendix A (the “Charter Amendment”). You are encouraged to read the Charter Amendment and our Charter, which is available as Exhibit 3.1 to our Annual Report on Form 10-K/A for the year ended October 31, 2020, carefully in their entirety.

The additional 130,000,000 shares of common stock will be part of the existing class of common stock, and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. The Authorized Shares Proposal is not contingent on the approval of any other proposal to be considered at the Annual Meeting (including, for the avoidance of doubt, the Stock Split Proposal).

The Company previously amended and restated its charter to increase the number of authorized shares of common stock from 95,000,000 to 170,000,000 following approval by the Company’s stockholders at the 2019 Annual Meeting of Stockholders held on February 21, 2019.

Purpose

Our Board believes that the authorized number of shares of common stock should be increased as a matter of good corporate governance to provide sufficient shares for such corporate purposes as may reasonably be determined by the Board to be necessary and in the best interest of the Company and its stockholders. These purposes may include, but are not limited to:

●	expanding our business through the acquisition of other businesses, products or assets;

●	establishing partnerships and strategic relationships with other companies;

●	raising capital through the future sale of our common stock when necessary or appropriate; and

●	attracting and retaining valuable employees by providing shares available for equity incentives.

Our Board believes that these additional shares would provide us with needed flexibility to issue shares in the future without potential expense or delay incident to obtaining stockholder approval for a particular issuance. Currently, we do not have any specific plans, arrangements, undertakings or agreements for the proposed increase of authorized shares in connection with any of the foregoing prospective activities. Once authorized, the additional shares of common stock may be issued with approval of our Board but without further approval from our stockholders, unless applicable law, rule or regulation requires stockholder approval for such issuance. Stockholder approval of the Authorized Shares Proposal is required under Delaware law.

Proposed Changes to the Charter

The proposed Authorized Shares Proposal will increase the number of shares of common stock authorized for issuance from 170,000,000 shares to 300,000,000 shares. Before giving effect to any changes following approval of the Authorized Shares Proposal, the Company is currently authorized to issue 175,000,000 shares of capital stock, of which 170,000,000 shares are designated as common stock and 5,000,000 shares are designated as preferred stock, $0.001 par value per share (“preferred stock”) (none of which are currently issued and outstanding). The Authorized Shares Proposal will not change any substantive terms of the Company’s common stock or preferred stock or any powers or rights of their respective holders. The Company’s common stock will continue to be listed and traded on the Nasdaq under the symbol “ADXS.”

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If the Authorized Shares Proposal is approved, we intend to amend the Charter in connection with implementing the proposal. A copy of the Charter Amendment is attached to this proxy statement as Appendix A.

Certain Risks Associated with the Authorized Shares Proposal

There can be no assurance that the market price per share of our common stock after the Authorized Shares Proposal will remain constant in proportion to the increase in the number of shares of our common stock outstanding before the Authorized Shares Proposal.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. These factors include the status of the market for our common stock, our reported results of operations in future periods, and general economic, market and industry conditions.

Principal Effects on Outstanding Common Stock

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Upon a liquidation, dissolution or windup of the Company, holders of common stock would be entitled to share ratably in any assets for distribution to stockholders after payment of all of the Company’s obligations, subject to the rights to receive preferential distributions of the holders of any preferred stock then outstanding.

The additional shares of common stock would have rights identical to our common stock currently outstanding. Approval of the Authorized Shares Proposal and any issuance of common stock would not affect the rights of the holders of our common stock currently outstanding, except to the extent that future issuances of common stock would reduce each existing stockholder’s proportionate ownership. If the proposed Authorized Shares Proposal is approved and the Board decides to issue such shares of common stock, such issuance of common stock would increase the outstanding number of shares of common stock, thereby causing dilution in earnings per share and voting interests of the outstanding common stock. As of the Record Date,             shares of our common stock were issued and outstanding and          shares of our common stock were subject to outstanding stock options, warrants or other convertible securities, thereby leaving shares of common stock unassigned and authorized for potential issuance of the current 170,000,000 shares of common stock authorized. If the Authorized Shares Proposal is approved, there will be            shares of common stock unassigned and authorized for potential issuance. If approved, the Authorized Shares Proposal will not change the number of shares of preferred stock authorized for issuance.

The following table sets forth the potential dilutive effect on the beneficial ownership of the existing stockholders of the Company if all of the shares of common stock authorized were issued by the Company:

	Beneficial Ownership of Existing Stockholders before the Authorized Shares Proposal			Beneficial Ownership of Existing Stockholders after the Authorized Shares Proposal
	Number	Percentage		Number	Percentage
Existing Stockholders (1)(2)			%			%

(1) For purposes of clarification, the percentage represented by the existing stockholders excludes any and all options, warrants and other convertible securities held by the existing stockholders.

(2) Ownership is based upon the number of outstanding shares of common stock as of the Record Date, and assumes the issuance of all authorized but unissued shares of common stock before the proposed amendment.

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Additionally, the issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. While the issuance of additional shares of common stock may be deemed to have potential anti-takeover effects, including by delaying or preventing a change in control of the Company through subsequent issuances of these shares and the other reasons set forth above, which among other things, could include issuances in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely, this proposal to increase the authorized common stock is not prompted by any specific effort of which we are aware to accumulate shares of our common stock or obtain control of the Company. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of common stock as compared to the then-existing market price. Although the issuance of additional shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt Authorized Shares Proposal is not in response to any attempt to accumulate common stock or obtain control of the Company that we are aware of, nor is it part of a plan by management to recommend a series of similar amendments to the Board or stockholders.

Interests of Certain Persons in the Proposal

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Authorized Shares Proposal, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.

Vote Required

Approval of the Authorized Shares Proposal requires the affirmative vote of a majority of the Company’s outstanding stock entitled to vote thereon. Abstentions will have the same practical effect as a vote “AGAINST” the Authorized Shares Proposal. Broker discretionary voting is permitted with respect to the Authorized Shares Proposal.

The Board of Directors unanimously recommends a vote “FOR” the Authorized Shares Proposal.

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STOCK SPLIT PROPOSAL

Approval of an Amendment to the Charter to effect a reverse stock split of our common stock at a ratio to be determined by the Board within a specified range of one-for-five to one-for-fifteen, without reducing the authorized number of shares of our common stock, to be effected in the sole discretion of the Board at any time within one year of the date of the Annual Meeting without further approval or authorization of our stockholders

Overview

The Board has adopted a resolution approving and recommending to the Company’s stockholders for their approval a proposal to amend our Charter to effect a reverse split of our outstanding shares of common stock within a range of one share of common stock for every five shares (1-for-5) of common stock to one share of common stock for every fifteen shares (1-for-15) of common stock, with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the amendment to our Charter to effect the reverse stock split (the “Reverse Stock Split Amendment”). If the stockholders approve this Stock Split Proposal, the Board will have the authority to decide, at any time within one year of the date of this Annual Meeting, whether to implement the reverse stock split and the precise ratio of the reverse stock split within a range of one-for-five shares of our common stock to one-for-fifteen shares of our common stock. If the Board decides to implement the reverse stock split, the reverse stock split will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware.

The Board reserves the right, even after stockholder approval, to abandon or postpone the filing of the Reverse Stock Split Amendment if the Board determines that it is not in the best interests of the Company and the stockholders. If the Reverse Stock Split Amendment is not implemented by the Board within one year of the date of this Annual Meeting, the proposal will be deemed abandoned, without any further effect. In that case, the Board may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time. The Stock Split Proposal is not contingent on the approval of any other proposal to be considered at the Annual Meeting (including, for the avoidance of doubt, the Authorized Shares Proposal).

Reasons for the Reverse Stock Split

The primary reason for the reverse stock split is to allow us to attempt to increase the bid price of our common stock by reducing the number of outstanding shares of our common stock. To continue listing on The Nasdaq Capital Market, we must comply with the applicable listing requirements under Nasdaq Marketplace Rules, which requirements include, among others, a minimum bid price of at least $1.00 per share. On October 30, 2020, the closing bid price of our common stock on the Nasdaq was $0.3380.

If we were unable to maintain compliance with the $1.00 minimum bid price requirement and our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the Pink Sheets or the OTC Bulletin Board. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules regarding “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. For these reasons and others, delisting from the Nasdaq Capital Market would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

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There will be no change in our authorized shares as a result of the Reverse Stock Split Amendment and therefore, upon effectiveness of the reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares. Except as discussed below under the heading “Principal Effects of the Reverse Stock Split,” we currently have no plans, proposals, arrangements or understandings to issue any of our authorized but unissued shares of our common stock. However, it is possible that some of these additional authorized shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our certificate of incorporation, applicable law or the rules of any stock exchange or other system on which our securities may then be listed.

Certain Risks Associated with the Reverse Stock Split

Certain risks associated with the implementation of the reverse stock split include, without limitation, the following:

●	While the Board believes that a higher share price may help generate investor interest, there can be no assurance that a reverse stock split will result in a share price that will attract institutional investors or investment funds or satisfy the investing guidelines of such investors.

●	Some investors may view the reverse stock split negatively, and there can be no assurance that the reverse stock split will favorably impact the share price of our common stock or that the reverse stock split will not adversely impact the share price of our common stock.

●	There can be no assurance that the reverse stock split will increase the share price for our common stock. The reverse stock split also may not result in a permanent increase in the share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding.

●	There can be no assurance that we can maintain compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) for our common stock, and there can be no assurance that we will continue to meet the other listing requirements of The Nasdaq Capital Market.

●	Although the reverse stock split will not, by itself, impact our assets or prospects, if the fair market value per share of the common stock does not increase proportionately to the decrease in the number of shares of common stock outstanding, the Company’s aggregate market value will decrease.

●	We will have fewer shares that are publicly traded. As a result, the trading liquidity of our Common Stock may decline.

●	Because the number of authorized shares of the Company’s common stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. The Company could also use authorized but unissued and unreserved shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. We do not currently have any plans, proposals, or arrangements at this time to issue any of the additional authorized shares of common stock realized as a result of a reverse stock split for any future acquisitions or financings or any other purpose.

Principal Effects of a Reverse Stock Split

After the effective date of the reverse stock split, each stockholder would own a reduced number of shares of common stock. However, the reverse stock split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning only a fractional share as described below).

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The following table contains approximate information relating to our common stock if (i) the reverse stock split is implemented at a ratio of one-for-five and (ii) the reverse stock split is implemented at a ratio of one-for-fifteen based on share information as of close of business on March 29, 2021.

As of March 29, 2021	Shares Issued and Outstanding	Shares Authorized and Reserved for Issuance (1)(2)	Shares Authorized and Unreserved (2)	Total Authorized (2)
Pre-split	120,382,668	6,029,559	225,003	170,000,000
If 1-for-5 reverse stock split enacted	24,076,534	1,205,912	45,001	170,000,000
If 1-for-15 reverse stock split enacted	8,025,511	401,971	15,000	170,000,000

(1) Shares that are authorized and reserved for issuance upon the exercise of outstanding options, warrants, and unvested restricted stock units.

(2) This table does not give effect to the increase in authorized shares that would result if the Authorized Shares Proposal is approved at the Annual Meeting.

Procedures for Effecting the Reverse Stock Split and Filing the Reverse Stock Split Amendment

If the stockholders approve the Reverse Stock Split Amendment and the Board subsequently determines that it is in the Company’s and the stockholders’ best interests to effect a reverse stock split, our Board will then determine the ratio of the reverse stock split to be implemented. Any such split will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. The actual timing of any such filing will be made by the Board at such time as the Board believes to be most advantageous to the Company and its stockholders.

Fractional Shares

Stockholders will not receive fractional shares in connection with the reverse stock split. Instead, the Company’s transfer agent will aggregate all fractional shares collectively held by the Company’s stockholders into whole shares and arrange for them to be sold on the open market. Stockholders otherwise entitled to fractional shares will receive a cash payment in lieu thereof in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date the stockholder receives his or her cash payment. The proceeds will be subject to certain taxes as discussed below.

Stockholders holding fewer than one (1) post-reverse split share of the Company’s common stock will receive only cash in lieu of fractional shares and will no longer hold any shares of common stock as of the effective time of the Reverse Stock Split Amendment.

Effective Time and Implementation of the Reverse Stock Split

The effective time (the “Effective Time”) for the reverse stock split will be the date on which the Company files the Reverse Stock Split Amendment with the office of the Secretary of State of the State of Delaware or such later date and time as specified in the Reverse Stock Split Amendment as filed, provided that the Effective Time must be within one year of the date of this Annual Meeting.

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Effect of Reverse Stock Split on Options

The number of shares subject to outstanding options to purchase shares of our common stock also would automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, assuming that an optionee holds options to purchase 100 shares at an exercise price of $1.25 per share, on the effectiveness of a 1-for-10 reverse stock split (which is the midpoint of the range included under the Stock Split Proposal), the number of shares subject to that option would be reduced to 10 shares and the exercise price would be proportionately increased to $12.50 per share.

Effect of Reverse Stock Split on Warrants

The agreements governing the outstanding warrants to purchase shares of our common stock include provisions requiring adjustments to both the number of shares issuable upon exercise of such warrants, and the exercise prices of such warrants, in the event of a reverse stock split. For example, assuming that a warrant holder holds a warrant to purchase 1,000 shares of our common stock at an exercise price of $0.75 per share, on the effectiveness of a 1-for-10 reverse stock split (which is the midpoint of the range included under the Stock Split Proposal), the number of shares subject to that warrant would be reduced to 100 shares and the exercise price would be proportionately increased to $7.50 per share.

Beneficial Holders of Common Stock

Upon the implementation of the reverse stock split, the Company intends to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders who hold shares of common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-reverse stock split common stock or payment in lieu of any fractional share interest, if applicable.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of common stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled to as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s). If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “—Fractional Shares.”

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Exchange of Pre-Reverse Stock Split Shares with Post-Reverse Stock Split Shares

If we implement a reverse stock split, we expect that our transfer agent will act as our exchange agent to act for holders of common stock in implementing the exchange of their pre-reverse stock split shares for post-reverse stock split shares.

Registered Book Entry Stockholder. Holders of common stock holding all of their shares electronically in book-entry form with the Company’s transfer agent do not need to take any action (the exchange will be automatic) to receive post-reverse stock split shares.

Registered Certificated Stockholder. Some of our stockholders hold their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your pre-reverse stock split certificate(s), you will be issued the appropriate number of shares electronically in book-entry form under the Direct Registration System (“DRS”). No new shares in book-entry form will be reflected until you surrender your outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. At any time after receipt of your DRS statement, you may request a stock certificate representing your ownership interest.

Accounting Matters

The reverse stock split will not affect the par value of a share of the Company’s common stock. The Company’s capital account would remain unchanged. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Potential Anti-Takeover Effect; Possible Dilution

The increase in the number of unissued authorized shares available to be issued could, under certain circumstances, have an anti-takeover effect. For example, shares could be issued that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company. The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and stockholders.

The holders of our common stock do not have preemptive rights to subscribe for additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any additional shares from time to time issued by the Company. Accordingly, if our Board elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and equity ownership of current stockholders.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to appraisal rights with respect to the reverse stock split.

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U.S. Federal Income Tax Considerations Relevant to the Reverse Stock Split

The following is a summary of important U.S. federal income tax considerations relevant to the reverse stock split. Such summary addresses only individual stockholders who are U.S. citizens or permanent residents and who hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Moreover, such summary does not purport to be complete and does not address considerations that may be relevant to stockholders subject to special rules, such as dealers in securities or currencies; financial institutions; regulated investment companies; real estate investment trusts; insurance companies; tax-exempt organizations; persons holding our common stock as part of a straddle, hedge or conversion transaction; traders in securities that have elected the mark-to-market method of accounting with respect to our common stock; partnerships or other pass-through entities for U.S. federal income tax purposes; persons whose “functional currency” is not the U.S. dollar; foreign stockholders; U.S. expatriates; or stockholders who acquired their pre-reverse stock split common stock pursuant to the exercise of employee stock options or otherwise as compensation. Further, it does not address any state, local, estate or foreign income or other tax consequences. This summary is based upon provisions of the Code, and Treasury regulations, rulings and judicial decisions, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the U.S. federal income tax considerations relevant to stockholders as a result of the reverse stock split. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the proposed reverse stock split on them under applicable U.S. federal, state, estate, local and foreign tax laws.

We believe that the material U.S. federal income tax considerations relevant to the proposed reverse stock split would be as follows:

The proposed reverse stock split is intended to be treated as a “reorganization” within the meaning of Section 368 of the Code. Assuming that such reverse stock split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on such reverse stock split. The aggregate tax basis of the post-reverse stock split common stock received will be equal to the aggregate tax basis of the pre-reverse stock split common stock exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse stock split common stock received will include the holding period of the pre-reverse stock split common stock exchanged. No gain or loss will be recognized by us as a result of the reverse stock split.

Stockholders who receive cash for all of their holdings (as a result of owning fewer than one (1) share of our common stock, post split) and who are not related to any person or entity that holds common stock immediately after the reverse stock split, generally should recognize a gain or loss for U.S. federal income tax purposes equal to the difference between the cash received and their basis in the pre-reverse split common stock. Such gain or loss generally would be a capital gain or loss and generally would be a long-term gain or loss to the extent that the stockholder’s holding period exceeds 12 months. Stockholders who receive cash for fractional shares generally should be treated for U.S. federal income tax purposes as having sold their fractional shares and generally should recognize gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the pre-reverse stock split common stock allocated to the fractional shares. Similarly, such gain or loss generally should be capital gain or loss and generally would be a long-term gain or loss to the extent that the stockholder’s holding period exceeds 12 months. Long-term capital gains of individual U.S. taxpayers are subject to preferential tax rates. The utilization of capital losses is subject to limitations.

Board Discretion to Implement the Reverse Stock Split

If the proposed reverse stock split is approved at the Annual Meeting, our Board may, in its sole discretion, at any time within one year of the Annual Meeting, determine the ratio for the split based on the parameters in this Stock Split Proposal, and authorize the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. Notwithstanding the approval of the form of the Reverse Stock Split Amendment at the Annual Meeting, our Board of Directors may, in its sole discretion, determine not to implement the reverse stock split.

Vote Required

To be approved, the Stock Split Proposal must receive “FOR” votes from a majority of the shares entitled to vote thereon. Abstentions will have the same practical effect as a vote “AGAINST” the Stock Split Proposal. Broker discretionary voting is permitted with respect to the Stock Split Proposal.

The Board of Directors unanimously recommends a vote “FOR” the Stock Split Proposal.

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ANNUAL AWARD LIMIT PROPOSAL

Approval of an Amendment to the 2015 Incentive Plan to increase the per-participant annual award limitations

We are asking stockholders to approve an amendment, a copy of which is attached to this proxy statement as Appendix B (the “Annual Award Amendment”), to the 2015 Incentive Plan. On February 11, 2020, the Board approved the Annual Award Amendment, which, subject to stockholder approval, would have the effect of increasing the existing per-participant annual award limitations under the 2015 Incentive Plan. The existing limitations on per-participant annual awards under the 2015 Incentive Plan are set forth under “—Summary of 2015 Incentive Plan—Existing Limitations on Awards” below. If the Annual Award Amendment is approved by the stockholders at this Annual Meeting, the annual per-participant award limits under the 2015 Incentive Plan would be as set forth below:

●	Options. The maximum number of options granted under the 2015 Incentive Plan in any calendar year to any one participant shall be for 1,000,000 shares.

●	SARs. The maximum number of stock appreciation rights granted under the 2015 Incentive Plan in any calendar year to any one participant shall be with respect to 750,000 shares.

●	Performance Awards. With respect to any calendar year (i) the maximum amount that may be paid to any one participant for performance awards payable in cash or property other than shares shall be $10,000,000, and (ii) the maximum number of shares that may be paid to any one participant for performance awards payable in stock shall be 1,000,000 shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of shares deemed paid with respect to any calendar year is the total amount payable or shares earned for the performance period divided by the number of calendar years in the performance period.

●	Awards to Non-Employee Directors. The maximum aggregate number of shares associated with any award granted under the 2015 Incentive Plan in any calendar year to any of the Company’s non-employee directors shall be 200,000 shares.”

Except for the proposed increases to the existing annual award limitations under the 2015 Incentive Plan, the Annual Award Limit Proposal will have no effect on the other provisions of the 2015 Incentive Plan.

The Compensation Committee believes that the existing per-participant annual award limitations under the 2015 Incentive Plan are not sufficient to make the grants it believes will be needed to provide adequate long-term equity incentives to our key employees. Approval of the amendment to the 2015 Incentive Plan will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders.

Equity-based compensation is an important element in our compensation program. Equity compensation aligns the interests of our management and key employees with the interests of our stockholders, links pay to performance, and provides a strong incentive to our executives and key employees to join our Company and to remain as we continue to move towards commercialization of our products. Importantly, equity compensation allows us to conserve our crucial cash resources while still being able to attract high quality employees and competitively compensate our experienced management team. If we are not able to grant equity awards, we risk losing our executives and key employees to our competition, which would be disruptive and detrimental to our goals and, ultimately, to our stockholders.

A summary of the 2015 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2015 Incentive Plan, which is filed as Appendix A to the Company’s proxy statement for the 2015 Annual Meeting and the subsequent amendments thereto, filed as Exhibit B to the Company’s proxy statement for the 2016 Annual Meeting, as Exhibit A to the Company’s proxy statement for the 2017 Annual Meeting and as Exhibit A to the Company’s proxy statement for the 2020 Annual Meeting. A copy of the proposed amendment increasing the per-participant annual award limits under the 2015 Incentive Plan is attached to this proxy statement as Appendix B.

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Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the 2015 Incentive Plan as of March 29, 2021. The following table does not give effect to any reduction in the number of shares of common stock authorized for issuance under the 2015 Incentive Plan in the event that the Plan Ratification Proposal is not approved at this Annual Meeting.

Total shares underlying outstanding stock options	1,047,377
Weighted average exercise price of outstanding stock options	$32.02
Weighted average remaining contractual life of outstanding stock options (Yrs)	7.73
Total shares underlying outstanding full value awards (1)	1,047,377
Total shares currently available for grant (2)	4,820,507

(1)	Includes the maximum number of shares issuable upon conversion of performance awards assuming maximum achievement of all performance goals.
(2)	The 2015 Incentive Plan includes an “evergreen” provision, under which the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted thereunder is increased by the lesser of: (i) 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, (ii) 2,500,000, or (iii) a lesser number determined by the Board on January 1 of each calendar year. On March 9, 2021, the Board approved a January 1, 2021 evergreen increase of 166,667 shares.

Equity Compensation Plan Information

The following table includes information related to shares available and outstanding awards under our equity incentive plans as of October 31, 2020:

Plan Category	Number of Securities to be issued upon Exercise of outstanding Options, Warrants and Rights (#)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)(1)
Equity Compensation Plans approved by security holders	1,011,768	33.43	4,856,166
Equity Compensation Plans not approved by security holders	-	-	-
TOTAL:	1,011,768	33.43	4,856,166

(1) The Advaxis, Inc. 2015 Incentive Plan includes an “evergreen” provision, under which the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted thereunder is increased by the lesser of: (i) 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, (ii) 2,500,000, or (iii) a lesser number determined by the Board on January 1 of each calendar year.

Summary of the 2015 Incentive Plan

Purpose and Eligibility. The purpose of the 2015 Incentive Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance. As of March 29, 2021, approximately 16 employees and 5 non-employee directors were eligible to participate in the 2015 Incentive Plan.

Administration. The 2015 Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to: designate participants; grant awards; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2015 Incentive Plan; and make all other decisions and determinations that may be required under the 2015 Incentive Plan.

Awards to Non-Employee Directors. Notwithstanding the above, awards granted under the 2015 Incentive Plan to the Company’s non-employee directors are made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time.

Permissible Awards. The 2015 Incentive Plan authorizes the granting of awards in any of the following forms:

●	market-priced options to purchase shares of our common stock, which may be designated under the Code as nonstatutory stock options or incentive stock options;

●	stock appreciation rights, which give the holder the right to receive an amount (payable in cash or stock, as specified in the award agreement) equal to the excess of the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), multiplied by the number of stock appreciation rights that have been exercised by the holder;

●	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

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●	stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future and subject to any vesting requirement as may be set by the Compensation Committee;

●	performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Compensation Committee;

●	other stock-based awards that are denominated or payable in, valued by reference to, or otherwise based on, shares of common stock;

●	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to proportionate adjustment in the event of stock splits and similar events, the aggregate number of shares of common stock that may be issued under the 2015 Incentive Plan is 6,000,000 shares (without giving effect to any reduction in number of shares of common stock authorized for issuance under the 2015 Incentive Plan in the event that the Plan Ratification Proposal is not approved at this Annual Meeting), plus a number of additional shares (not to exceed 650,000) underlying awards outstanding under the Company’s prior equity incentive plan as of the effective date of the 2015 Incentive Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

Additionally, the 2015 Incentive Plan includes an “evergreen” provision, under which the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted thereunder is increased by the lesser of: (i) 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, (ii) 2,500,000, or (iii) a lesser number determined by the Board on January 1 of each calendar year.

Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2015 Incentive Plan. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, and shares delivered or withheld to pay the exercise price of an option, will not be used to replenish the plan share reserve. Upon exercise of a SAR, the full number of shares underlying the award (rather than any lesser number based on the net number of shares actually delivered upon exercise) will count against the plan share reserve. The Committee may grant awards under the 2015 Incentive Plan in substitution for awards held by employees of another entity who become employees of the Company as a result of a business combination, and such substitute awards will not count against the plan share reserve.

Existing Limitations on Awards. The maximum aggregate number of shares of common stock subject to time-vesting options or time-vesting SARs that may be granted under the 2015 Incentive Plan in any calendar year to any one participant is 50,000 each. With respect to performance vesting awards, for any calendar year, the maximum amount that may be paid to any one participant payable in cash or property or other than shares is $10,000,000, and the maximum number of shares that may be paid to any one participant payable in stock is 50,000 shares. The maximum aggregate number of shares subject to awards that may be granted under the 2015 Incentive Plan to any non-employee director in any calendar year is 13,333 shares.

Minimum Vesting Requirements. Except in the case of substitute awards granted in a business combination as described above, full-value awards, options and SARs shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. However, the Compensation Committee may at its discretion (i) accelerate vesting of such full-value awards, options and SARs in the event of the participant’s termination of service, or the occurrence of a change in control, or (ii) grant full-value awards, options and SARs without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2015 Incentive Plan.

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Qualified Performance-Based Awards. All options and stock appreciation rights granted under the 2015 Incentive Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2015 Incentive Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate over a performance term to be designated by the Compensation Committee:

●	Revenue
●	Sales
●	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
●	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)
●	Net income (before or after taxes, operating income or other income measures)
●	Cash (cash flow, cash generation or other cash measures)
●	Stock price or performance
●	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)
●	Economic value added
●	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);
●	Market share
●	Improvements in capital structure
●	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
●	Business expansion or consolidation (acquisitions and divestitures)
●	Internal rate of return or increase in net present value
●	Working capital targets relating to inventory and/or accounts receivable
●	Inventory management
●	Service or product delivery or quality
●	Customer satisfaction
●	Employee retention
●	Safety standards
●	Productivity measures
●	Cost reduction measures
●	Strategic plan development and implementation

The Compensation Committee must establish such goals within the time period prescribed by Code Section 162(m), and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.

The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

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Treatment of Awards upon a Change of Control. Unless otherwise provided in an award agreement or any special plan document governing an award:

(A)	in the event of a change of control of the Company in which a successor entity fails to assume and maintain awards under the 2015 Incentive Plan:

●	all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

●	the target payout opportunities attainable under outstanding performance-based awards will be deemed to have been fully earned as of the change in control based upon an assumed achievement of all relevant performance goals at the “target” level, and there will be a pro rata payout to the Participant within 60 days following the change of control.

(B)	in the event of a change of control of the Company in which a successor entity assumes or otherwise equitably converts awards under the 2015 Incentive Plan, if within two years after the effective date of the change of control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2015 Incentive Plan), then:

●	all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

●	the target payout opportunities attainable under outstanding performance-based awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there will be a pro rata payout to the Participant within 60 days following the termination of employment.

Anti-dilution Adjustments. In the event of a transaction between us and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2015 Incentive Plan will be adjusted proportionately, and the Compensation Committee shall make such adjustments to the 2015 Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Amendment and Termination of the 2015 Incentive Plan. No awards may be granted under the 2015 Incentive Plan after the tenth anniversary of the effective date of the Plan. The Board or the Compensation Committee may amend, suspend or terminate the 2015 Incentive Plan at any time, except that no amendment may be made without the approval of the Company’s stockholders if stockholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the common stock may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2015 Incentive Plan or modifies the requirements for participation under the 2015 Incentive Plan, or if the Board or Compensation Committee its discretion determines that obtaining such stockholders approval is for any reason advisable. No amendment or termination of the 2015 Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The Compensation Committee may amend or terminate outstanding awards at any time, except that no amendment or termination of outstanding award may, without the written consent of the participant, reduce or diminish the value of such outstanding awards.

Prohibition on Repricing. Without the prior consent of the Company’s stockholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be cancelled in exchanged for stock options or SARs with an exercise or base price that is less than the exercise price or base price of the original stock options or SARs. In addition, the Company may not, without the prior approval of stockholders, repurchase an option or stock appreciation right for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option or stock appreciation right.

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Limitations on Transfer; Beneficiaries. No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation or liability of the participant to any person other than the Company or an affiliate. Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.

Clawback Policy. Awards under the 2015 Incentive Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the Company as adopted from time to time.

Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2015 Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and ex-U.S. income tax consequences are not discussed, and may vary from jurisdiction to jurisdiction.

Nonqualified Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2015 Incentive Plan. When the optionee exercises a Nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, then the amount equal to the excess of the amount realized upon sale or disposition of the option shares over the exercise price will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right under the 2015 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

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Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Performance awards granted under the 2015 Incentive Plan are intended to qualify for the “performance-based compensation” exception from Code Section 162(m).

Code Section 409A. The 2015 Incentive Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights granted under the 2015 Incentive Plan, are designed to be exempt from the application of Code Section 409A. Restricted stock units and performance awards granted under the 2015 Incentive Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2015 Incentive Plan.

Benefits to Named Executive Officers and Others

Future awards under the 2015 Incentive Plan are granted in the discretion of the Compensation Committee, and therefore are not determinable. The following table sets forth the number of stock option, restricted stock and restricted stock unit awards that have been granted under the 2015 Incentive Plan to our Named Executive Officers (as defined below) and the other individuals and groups indicated during the fiscal year ended October 31, 2020.

Name and Position	Stock Option	Restricted Stock and Restricted Stock Units
Ken Berlin, President and Chief Executive Officer and Interim Chief Financial Officer	171,333	5,555
Andres Gutierrez, Chief Medical Officer	100,000	-
All Current Named Executive Officers as a Group	271,333	5,555
All Employees as a Group (Including Officers who are not Named Executive Officers)	1,017,324	5,556
All Nonexecutive Directors as a Group	745,991	1

Vote Required

To be approved, Annual Award Limit Proposal must receive “FOR” votes from a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. If a quorum is present, broker non-votes will not affect the outcome of the vote on the Annual Award Limit Proposal, while abstentions will have the same practical effect as a vote “AGAINST” the Annual Award Limit Proposal.

The Board of Directors unanimously recommends a vote “FOR” the Annual Award Limit Proposal.

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EXECUTIVE OFFICERS AND EXECUTIVE OFFICER COMPENSATION

Executive Officers

The following table provides information on our current executive officers.

Name	Age	Position
Kenneth Berlin	56	President and Chief Executive Officer and Interim Chief Financial Officer
Andres Gutierrez	60	Chief Medical Officer and Executive Vice President
Igor Gitelman	45	Chief Accounting Officer, VP of Finance

Kenneth Berlin. Mr. Berlin’s biography appears on page 9.

Andres Gutierrez. Dr. Gutierrez has served as our Executive Vice President and Chief Medical Officer since April 2018. Prior to joining Advaxis, Dr. Gutierrez served as Chief Medical Officer for Oncolytics Biotech, Inc. from November 2016 to April 2018. Prior to Oncolytics, Dr. Gutierrez was Chief Medical Officer at SELLAS Life Sciences Group from November 2015 to September 2016 and was Medical Director, Early Development Immuno-Oncology at Bristol-Myers Squibb from October 2012 to November 2015, where he oversaw the development of translational and clinical development of immuno-oncology programs in solid tumors and hematological malignancies. Earlier, Dr. Gutierrez was Medical Director for several biotechnology companies, including Sunesis Pharmaceuticals, BioMarin Pharmaceutical, Proteolix and Oculus Innovative Sciences, leading key programs with talazoparib and carfilzomib, among others. Prior to Oculus, he served as Director of the Gene & Cell Therapy Unit at the National Institutes of Health in Mexico City and as a consultant physician at the Hospital Angeles del Pedregal.

Igor Gitelman. Mr. Gitelman has served as the Company’s Chief Accounting Officer since February 2021 and as the Company’s VP of Finance since November 2020. Before joining the Company, Mr. Gitelman served as CFO Executive Financial Consultant for Accu Reference Medical Labs, a clinical diagnostic laboratory. Before that, from February 2017 through November 2018, Mr. Gitelman served as a chief accounting officer of Cancer Genetics, Inc., a drug discovery, preclinical oncology, and immuno-oncology services company. Prior to that, Mr. Gitelman served as an Assistant to Vice President (AVP) of Finance and Tax at clinical diagnostic laboratory, BioReference Laboratories, Inc., from October 2005 to October 2016. During this time at BioReference Laboratories, Inc., Mr. Gitelman held various positions of increasing responsibility managing the company’s internal audit function, SEC financial reporting, tax and corporate finance functions.

Executive Compensation

The following table sets forth the compensation of our chief executive officer and chief financial officer, and our “named executive officers,” for the fiscal years ended October 31, 2020 and 2019:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Stock Award(s)	Option Award(s) (2)	All Other Compensation (3)	Total

Kenneth Berlin (4)	2020	$554,320	$554,320	-	$26,000	$53,809	$1,188,449
President, Chief Executive Officer, Interim Chief Financial Officer	2019	$551,750	$240,000	-	$146,398	$45,588	$983,736

Molly Henderson (4)	2020	$369,163	$-	-	$26,000	$18,593	$413,756
Executive VP, Chief Financial Officer	2019	$397,896	$120,000	-	$58,498	$20,052	$596,446

Andres Gutierrez (4)	2020	$426,130	$170,560	-	$26,000	$27,575	$650,265
Senior VP, Chief Medical Officer	2019	$424,423	$120,000	-	$58,498	$24,346	$627,267

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(1) Represents annual incentive bonuses for services performed during fiscal 2020 and fiscal 2019, which in each case were paid in the following fiscal year. In fiscal 2020, the NEOs received bonuses approximating 100% for Mr. Berlin and 0% for Ms. Henderson and 40% for Dr. Gutierrez. In fiscal 2019, the NEOs received bonuses approximating 43% for Mr. Berlin and 30% for Ms. Henderson and 28% for Dr. Gutierrez. These bonuses reflect achievement of corporate goals and objectives for fiscal 2020 and fiscal 2019, respectively.

(2) Reflects the aggregate grant date fair value of stock options determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of the stock options are set forth in Note 7 to the Company’s financial statements.

(3) All Other Compensation is more fully described in the table under “All Other Compensation – Supplemental” below.

(4) Mr. Berlin and Mr. Gutierrez began their employment with the Company as the CEO and the CMO, respectively, in April 2018. Ms. Henderson began her employment as the Company’s CFO in June 2018 and resigned effective September 25, 2020. Mr. Berlin was appointed as Interim Chief Financial Officer following Ms. Henderson’s resignation.

All Other Compensation – Supplemental

	Fiscal	Health Insurance Premiums	Life and AD&D Insurance	Matching Contributions to 401(k) Plan	Other	Total
Name and Principal Position	Year	$	$	$	$	$

Kenneth Berlin	2020	26,402	5,568	21,239	600	53,809
President, Chief Executive Officer	2019	23,348	998	21,242	-	45,588

Molly Henderson	2020	2,769	510	14,760	554	18,593
Executive VP, Chief Financial Officer	2019	3,115	998	15,939	-	20,052

Andres Gutierrez	2020	26,399	576	-	600	27,575
Senior VP, Chief Medical Officer	2019	23,348	998	-	-	24,346

Employment Agreements with Named Executive Officers

The Company appointed Mr. Berlin as President and Chief Executive Officer, effective April 23, 2018. The Company and Mr. Berlin entered into an employment agreement, effective April 23, 2018, which provides for an initial three-year term, after which it will be automatically renewed for one year periods, unless otherwise terminated by either party upon ninety (90) days’ written notice. The employment agreement provides that Mr. Berlin will receive a base salary of $554,320 per year, as adjusted for annual increases by the Compensation Committee since entry of the agreement, and he is eligible for an annual bonus targeted at 55% of his base salary based on achievement of performance goals in the discretion of the Compensation Committee. Mr. Berlin also received a one-time lump-sum bonus equal to $150,000 that was paid within fifteen (15) days following the effective date of the agreement. Mr. Berlin also received 50,000 stock options and 16,667 restricted stock units (both as adjusted to account for our 1 for 15 reverse stock split effective March 29, 2019), which vest in equal instalments over the first three years of his employment. In May 2020, Mr. Berlin received an additional 50,000 stock options, which vest in equal instalments of 16,667 options on the first three anniversary dates of the grant.

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The Company appointed Ms. Henderson as Executive Vice President and Chief Financial Officer, effective June 6, 2018 and she resigned effective September 25, 2020. The Company and Ms. Henderson entered into an employment agreement, effective June 6, 2018, which provided for an initial three-year term, after which it automatically renewed for one year periods, unless otherwise terminated by either party upon ninety (90) days’ written notice. The employment agreement provided that Ms. Henderson would receive a base salary of $399,750 per year, as adjusted for annual increases by the Compensation Committee since entry of the agreement, and eligible for an annual bonus based on achievement of performance goals in the discretion of the Compensation Committee. On June 6, 2018, Ms. Henderson also received 16,667 stock options (as adjusted to account for our 1 for 15 reverse stock split effective March 29, 2019), which vest annually on the first three anniversaries of her employment. In November 2018 and in October 2019 Ms Henderson received 8,333 and 25,000 stock options respectively which vest in three equal annual instalments each. In May 2020, Ms. Henderson received an additional 50,000 stock options, which vest in equal annual instalments of 16,667 options on the first three anniversary dates of the grant. Following Ms. Henderson’s resignation from the Company, which was effective September 25, 2020, all of Ms. Henderson’s options, expired unexercised.

The Company appointed Mr. Gutierrez as Executive Vice President and Chief Medical Officer, effective April 23, 2018. The Company and Mr. Gutierrez entered into an employment agreement, effective April 23, 2018, which provides for an initial three-year term, after which it will be automatically renewed for one year periods, unless otherwise terminated by either party upon ninety (90) days’ written notice. The employment agreement provides that Mr. Gutierrez will receive a base salary of $426,400 per year, as adjusted for annual increases by the Compensation Committee since entry of the agreement, and eligible for an annual bonus based on achievement of performance goals at the discretion of the Compensation Committee. Mr. Gutierrez also received a one-time lump-sum bonus equal to $40,000 that was paid within the first ninety (90) days following the effective date of the agreement. Mr. Gutierrez also received 16,667 stock options (as adjusted to account for our 1 for 15 reverse stock split effective March 29, 2019), which vest annually on the first three anniversaries of his employment as an equity incentive award. In May 2020, Mr. Gutierrez received an additional 50,000 stock options, which vest in equal installments of 16,667 options on the first three anniversary dates of the grant.

In the event the named executive officer’s employment is terminated without Just Cause, or if the executive voluntarily resigns with Good Reason, or if the named executive officer’s employment is terminated due to disability (all as defined in their respective employment agreements), and so long as the named executive officer executes a confidential separation and release agreement, in addition to the applicable base salary, plus any accrued but unused vacation time and unpaid expenses that have been earned as of the date of such termination, the named executive officer is entitled to the following severance benefits: (i) twelve months of base salary payable in in equal monthly installments, (ii) a bonus payment for the year in which the employment is terminated equal to the target bonus percentage, multiplied by the base salary in effect at the time of termination, (iii) continued health and welfare benefits for 12 months, and (iv) full vesting of all stock options and stock awards (with extension of the exercise period for stock options by two years).

In the event Mr. Berlin’s employment is terminated without Just Cause during the period beginning 3 months prior to a Change in Control (as defined in Mr. Berlin’s employment agreement) and ending 18 months after the Change in Control (such period, the “CIC Protection Period”), or if Mr. Berlin voluntarily resigns with Good Reason, during the CIC Protection Period, and provided that Mr. Berlin continues to comply with certain covenants set forth in his employment agreement, in addition to the applicable base salary and any earned but unpaid bonus for the prior fiscal year, plus any accrued but unused vacation time and unpaid expenses that have been earned as of the date of such termination, Mr. Berlin is entitled to the following severance benefits: (i) an amount equal to 1.75 times the sum of the applicable base salary plus an amount equal to Mr. Berlin’s target bonus, payable in a single lump sum within sixty (60) days of the termination, (ii) a bonus payment for the year in which the employment is terminated equal to the target bonus percentage, multiplied by the base salary in effect at the time of termination, multiplied by a fraction, the numerator of which is the number of calendar days Mr. Berlin was employed during such year and the denominator is 365, (iii) continued health and welfare benefits for 21 months, and (iv) full vesting and exercisability of all stock options and stock awards.

The named executive officer employment agreements contain customary covenants regarding non-solicitation, non-compete, confidentiality and works for hire.

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Potential Payments Upon Termination or Change-in-Control

Termination of Employment

As described above under “Employment Agreements with Named Executive Officers,” the Company has entered into employment agreements with each of the named executive officers that provide for certain severance payments and benefits in the event the named executive officer’s employment with the Company is terminated under certain circumstances.

In addition, upon a Change in Control of the Company, unvested equity awards held by an executive officer will be accelerated as follows: (i) outstanding stock options and other awards in the nature of rights that may be exercised shall become fully vested and exercisable, (ii) time-based restrictions on restricted stock, restricted stock units and other equity awards shall lapse and the awards shall become fully vested, and (iii) performance-based equity awards, if any, shall become vested and shall be deemed earned based on an assumed achievement of all relevant performance goals at “target” levels, and shall payout pro rata to reflect the portion of the performance period that had elapsed prior to the Change in Control.

The table below shows the estimated value of benefits to each of the named executive officers if their employment had been terminated under various circumstances as of October 31, 2020. The amounts shown in the table exclude accrued but unpaid base salary, unreimbursed employment-related expenses, accrued but unpaid vacation pay, and the value of equity awards that were vested by their terms as of October 31, 2020.

	Involuntary Termination without a Change in Control ($)		Involuntary Termination in connection with a Change in Control ($)		Death ($)		Disability ($)		Termination for Cause; Voluntary Resignation ($)

Kenneth Berlin
Cash severance	554,320	(1)	1,503,593	(5)	-		554,320	(1)	-
Bonus	304,876	(7)	304,876	(2)	304,876	(2)	304,876	(7)	-
Health benefits	30,335	(3)	53,087	(6)	-		30,335	(3)	-
Value of equity Acceleration	2,344	(4)	2,344	(4)	2,344	(4)	2,344	(4)	-
Total	891,875		1,863,900		307,220		891,875		-

Andres Gutierrez
Cash severance	426,130	(1)	426,130	(1)	-		426,130	(1)	-
Bonus	170,452	(7)	170,452	(7)	170,452	(7)	170,452	(7)	-
Health benefits	30,318	(3)	30,318	(6)	-		30,318	(3)	-
Value of equity Acceleration	233	(4)	233	(4)	233	(4)	233	(4)	-
Total	627,133		627,133		170,685		627,133		-

(1)	Reflects severance payment equal to one times base salary payable in equal monthly instalments for 12 months.

(2)	Reflects pro rata bonus determined by multiplying the target bonus amount for the year in which the termination occurs by a fraction, the numerator of which is the number of calendar days the executive is employed during such year and the denominator of which is 365. Because the amounts reflected in the table assume the named executive officer’s employment was terminated on October 31, 2020 (the last day of the 2020 fiscal year), the amounts reflected are not pro-rated.

(3)	Reflects the Company’s cost of continued health coverage at active employee rates for 12 months.

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(4)	Reflects the value of unvested in-the-money stock options and RSUs that vest upon the designated event.

(5)	For Mr. Berlin, reflects 1.75 times the sum of his base salary and target bonus, payable in equal monthly installments for 21 months. For the other named executive officers, equals one times base salary, payable in equal monthly installments for 12 months.

(6)	Reflects the full cost of continued health coverage for 21 months for Mr. Berlin and 12 months for the other named executive officers.

(7)	Represents a bonus payment equal to the executive’s target bonus.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table summarizes all outstanding equity awards held by our named executive officers at fiscal year-end. The market or payout value of unearned shares, units or rights that have not vested equals $0.338, which was the closing price of Advaxis’ common shares on Nasdaq on October 31, 2020 and for performance based restricted stock units presumes that the target performance goals are met.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Value of Shares or Units of Stock That Have Not Vested ($)
Kenneth Berlin	33,334	16,666	(1)	24.30	4/23/2028	5,555	(6)	1,878
	7,111	14,222	(2)	8.10	11/5/2028	-		-
	16,667	33,333	(3)	0.31	10/24/2029	-		-
	-	50,000	(4)	0.66	5/04/2030	-		-

Molly Henderson	11,112	-		25.65	12/25/2020	-		-
	2,778	-		8.10	12/25/2020	-		-

Andres Gutierrez	11,112	5,555	(5)	24.30	4/23/2028	-		-
	2,778	5,555	(2)	8.10	11/5/2028	-		-
	8,333	16,667	(3)	0.31	10/24/2029	-
	-	50,000	(4)	0.66	5/04/2030	-		-

(1)	Of these options, one-third vested on December 31, 2018, one-third vested on April 23, 2020, and the award will be fully vested on April 23, 2021.

(2)	Of these options, one-third vested on November 5, 2019, one-third will vest on November 5, 2020, and the award will be fully vested on November 5, 2021.

(3)	Of these options, one-third vested on October 24, 2020, one-third will vest on October 24, 2021, and the award will be fully vested on October 24, 2022.

(4)	Of these options, one-third will vest on May 4, 2021, one-third will vest on May 4, 2022, and the award will be fully vested on May 4, 2023.

(5)	Of these options, one-third vested on April 23, 2019, one-third vested on April 23, 2020, and the award will be fully vested on April 23, 2021

(6)	Represents restricted stock units granted to Mr. Berlin as an inducement award on April 23, 2018. The award vests over three years with one-third vested on December 31, 2018, one-third vesting on April 23, 2020, and the award will be fully vested on April 23, 2021.

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PLAN RATIFICATION PROPOSAL

Ratification and approval of the prior amendment to the Company’s 2015 Incentive Plan, which was adopted following the 2020 Annual Meeting of Stockholders, to increase the total number of shares of common stock authorized for issuance thereunder from 877,744 shares to 6,000,000 shares

Overview

On February 6, 2020, the Board approved an amendment (the “2020 Plan Amendment”) to the 2015 Incentive Plan to increase the total number of shares of common stock authorized for issuance under the 2015 Incentive Plan from 877,744 to 6,000,000, subject to stockholder approval at the Company’s 2020 Annual Meeting of Stockholders. The 2020 Plan Amendment was previously submitted for consideration by the Company’s stockholders at the 2020 Annual Meeting. At the meeting, the Company determined that this proposal received the requisite number of votes for approval. As part of this determination, broker non-votes were treated as having no effect on the outcome of this proposal. However, following the 2020 Annual Meeting, the Company received a stockholder demand letter in which it was alleged that, under the voting standard contained in the Company’s bylaws in effect at the time of the 2020 Annual Meeting, broker non-votes should have been treated as a vote “AGAINST” the proposal. If the broker non-votes were treated as a vote “AGAINST,” the proposal would not have been approved at the 2020 Annual Meeting.

Although the Company does not believe that the interpretation of the then-current by-laws were correct, the Company determined that, in order to avoid any uncertainty and to avoid the cost and expense of any disputes involving the issue, it would be advisable and in the best interests of the Company and its stockholders to adopt the Second Amended and Restated By-Laws of the Company in order to clarify the voting standard and in the best interests of the Company and its stockholders to re-submit this proposal to the Company’s stockholders for ratification and approval. Accordingly, the 2020 Plan Amendment is being submitted to the Company’s stockholders for consideration and ratification at the Annual Meeting. On March 4, 2021 the Company amended the voting standard generally applicable to questions brought before any meeting of stockholders, as set forth in the first sentence of Section 5 of the Second Amended and Restated By Laws. As amended, this sentence reads as follows: “Unless otherwise required by law, the Certificate of Incorporation or the By-Laws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.”

In addition, the Company has issued stock options to purchase 694,000 shares of its common stock to certain of its employees and consultants (the “Options”) under the 2015 Incentive Plan since the date of the 2020 Annual Meeting. The Options may not be exercised unless the increase in shares under the 2020 Plan Amendment has been approved. Accordingly, by ratifying and approving the 2020 Plan Amendment, stockholders will also be ratifying and approving the Options granted thereunder.

The 2020 Plan Amendment is available as Exhibit A to the Company’s proxy statement for the 2020 Annual Meeting.

Reasons for the Ratification and Approval of the 2020 Plan Amendment

As further described in the proxy statement for the 2020 Annual Meeting, the Compensation Committee believes the number of shares previously available under the 2015 Incentive Plan prior to the 2020 Plan Amendment would not have been sufficient to make the grants it believes will be needed to provide adequate long-term equity incentives to the Company’s key employees. The ratification and approval of the 2020 Plan Amendment will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders.

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Effect if the Plan Ratification Proposal is not Approved

If the Plan Ratification Proposal is not approved by the affirmative vote of the majority of shares present in person or represented by proxy at the Company’s 2021 Annual Meeting and entitled to vote on the subject matter, the 2020 Plan Amendment will be deemed to have not been approved by our stockholders at the 2020 Annual Meeting. In such case, the 2020 Plan Amendment will be considered void and the total number of shares of common stock authorized for issuance under the 2015 Incentive Plan will revert back to 877,744 shares, thereby requiring the Company to rescind any awards granted pursuant to the 2015 Incentive Plan that would cause the number of shares of common stock issued under the 2015 Incentive Plan to exceed the 877,744 share limitation, including the Options.

Summary of the 2015 Incentive Plan

A summary of the 2015 Incentive Plan is set forth above under “Annual Award Limit Proposal – Summary of the 2015 Incentive Plan.”

Interests of Certain Persons in the Plan Ratification Proposal

The Company’s directors and executive officers currently are permitted to participate in the 2015 Incentive Plan, and therefore they have a substantial interest in the Plan Ratification Proposal.

Vote Required

To be approved, Plan Ratification Proposal must receive “FOR” votes from a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. If a quorum is present, broker non-votes will not affect the outcome of the vote on the Plan Ratification Proposal, while abstentions will have the same practical effect as a vote “AGAINST” the Plan Ratification Proposal.

The Board of Directors unanimously recommends a vote “FOR” the Plan Ratification Proposal

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AUDITOR RATIFICATION PROPOSAL

Ratification of Appointment of Independent Registered Public Accountants for Fiscal 2021

The Audit Committee annually considers and selects our independent registered public accountants. The Audit Committee has selected Marcum LLP to act as our independent registered public accountants for the fiscal year ending October 31, 2021.

Stockholder ratification of Marcum LLP as our independent registered public accountants is not required by our By-Laws, or otherwise. However, we are submitting the appointment of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment of Marcum LLP as our independent registered public accountants, the Audit Committee will reconsider the appointment of such independent registered public accountants. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of Marcum LLP are expected to attend the Annual Meeting in order to respond to questions from stockholders and will have the opportunity to make a statement.

Audit Committee Report

This Audit Committee Report shall not be deemed to be “soliciting material” or to be filed with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings.

Management is responsible for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing an opinion thereon. The Audit Committee’s responsibility is to oversee these processes and our internal controls. The Audit Committee does not prepare or audit our financial statements or certify their accuracy.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm, Marcum, LLP, the firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of our audited financial statements and the representations of management, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in our Annual Report on Form 10-K/A for fiscal 2020, as filed with the SEC.

This report is submitted by the Audit Committee.

Richard J. Berman, Chairman
Roni A. Appel
Dr. James P. Patton

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Disclosure of Principal Accountant Fees and Services

In December 2012, we engaged Marcum LLP (“Marcum”) as our independent registered public accounting firm to audit our financial statements. Beginning with the fiscal year ended October 31, 2012, Marcum has audited our financial statements. The following table presents fees for professional services rendered by Marcum for the fiscal years ended October 31, 2020 and 2019.

	Fiscal 2020	Fiscal 2019
Audit Fees (1)	$202,910	$157,899
Tax Fees (2)	-	-
All Other Fees (3)	45,088	84,460
Total	$247,998	$242,359

(1)	Audit Fees consisted primarily of annual audit fees and reviews of the Company’s quarterly reports on Form 10-Q.

(2)	Tax Fees consisted primarily of services related to tax compliance, including the preparation, review and filing of tax returns.

(3)	All Other Fees consisted primarily of services related to the review of securities registration documents and other non-audit reviews.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee will pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan.

Vote Required

To be approved, the Auditor Ratification Proposal must receive “FOR” votes from a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Abstentions will have the same practical effect as a vote against the Auditor Ratification Proposal. Broker discretionary voting is permitted with respect to the Auditor Ratification Proposal.

The Board of Directors unanimously recommends a vote “FOR” the Auditor Ratification Proposal relating to the ratification of the appointment of Marcum LLP as our independent registered public accountants for fiscal 2021.

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Deadline for Receipt of 2021 Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2022 Annual Meeting, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 22, 2021; provided, however, that in the event that we hold the 2022 Annual Meeting more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Advaxis Inc.
Attn: Corporate Secretary
9 Deer Park Drive, Suite K-1
Monmouth Junction, NJ 08852

Stockholder proposals to be presented at the 2022 Annual Meeting other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the proxy statement for the 2021 Annual Meeting, must be received in writing at our corporate offices not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the one-year anniversary of the date this year’s annual meeting and must comply with the other requirements set forth in our By-Laws.

Delivery of Proxy Materials to Households

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

We and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request by mail to Igor Gitelman, VP of Finance, Advaxis, Inc., 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08852, or by calling 917-940-5651. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

The Board knows of no other matters that may come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters. Such discretionary authority is conferred by the proxy.

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the Audit Committee Report specifically is not incorporated by reference into any other filings with the SEC.

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APPENDIX A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVAXIS, INC.

Advaxis, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:

1.	The amended and restated certificate of incorporation of the Corporation is hereby amended by deleting Article Fourth thereof in its entirety and inserting the following in lieu thereof:

“Fourth : The total number of shares which the Corporation shall have the authority to issue is One Hundred and Seventy Five Million (305,000,000) shares of which Three Hundred Million (300,000,000) shares shall be designated “Common Stock” and have a par value of $0.001 per share, and Five Million (5,000,000) shares shall be “blank check” preferred stock and have a par value of $0.001.”

The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed and acknowledged by its duly appointed officer as of this     th day of                  , 2021.

By:
Name:	Kenneth A. Berlin
Title:	President and Chief Executive Officer, Interim Chief Financial Officer

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APPENDIX B

AMENDMENT TO THE

ADVAXIS, INC.

2015 INCENTIVE PLAN

This AMENDMENT to the ADVAXIS, INC. 2015 INCENTIVE PLAN (“Amendment”) is made as of February 11, 2021.

1. Amendment. Section 5.4 of the 2015 Incentive Plan (the “Plan”) of Advaxis, Inc. (the “Corporation”), effective March 30, 2015, which provision was automatically adjusted to give effect to the Company’s reverse stock split, is hereby amended and restated in its entirety and shall read as follows:

“5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum number of Options granted under the Plan in any calendar year to any one Participant shall be for 1,000,000 Shares.

(b) SARs. The maximum number of Stock Appreciation Rights granted under the Plan in any calendar year to any one Participant shall be with respect to 750,000 Shares.

(c) Performance Awards. With respect to any calendar year (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares shall be $10,000,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be 1,000,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any calendar year is the total amount payable or Shares earned for the performance period divided by the number of calendar years in the performance period.

(d) Awards to Non-Employee Directors. The maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director shall be 200,000 Shares.”

2. Effectiveness of Amendment. This Amendment shall be effective upon the approval of the Company’s stockholders, in accordance with the terms and conditions of the Plan, the Corporation’s amended and restated certificate of incorporation, amended and restated bylaws and applicable Delaware law.

3. Effectiveness of Plan. Except as set forth in this Amendment, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.

4. Execution. The Board of Directors of the Corporation has caused its authorized officer to execute this Amendment and to record the same in the books and records of the Corporation.

By:
Name:	Kenneth A. Berlin
Title:	President and Chief Executive Officer, Interim Chief Financial Officer

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on June 2, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADXS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on June 2, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41232-P52548

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVAXIS, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Dr. David Sidransky	☐	☐	☐
1b. Dr. James P. Patton	☐	☐	☐
1c. Roni A. Appel	☐	☐	☐
1d. Kenneth A. Berlin	☐	☐	☐
1e. Richard J. Berman	☐	☐	☐
1f. Dr. Samir N. Khleif	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the Annual Meeting of Stockholders or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date